Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Charles D. Peiffer, Executive Vice President and Chief Financial Officer of PAE Incorporated (the “Company”), hereby certifies that, to such officer’s knowledge:

1.

The Company’s Annual Report on Form 10-K for the full year ended December 31, 2019 (the “Report”), to which this Certification is attached as Exhibit 32.2, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2020

/s/ Charles D. Peiffer
Charles D. Peiffer
Executive Vice President and Chief Financial Officer